UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) JUNE 7, 2001

                                MITEL CORPORATION

             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           CANADA                         1-8139                    NONE
-------------------------------    ---------------------    -------------------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
incorporation or organization)                              Identification No.)

                  400 March Road
             Ottawa, Ontario, Canada                    K2K 3H4
             -----------------------                 -------------
              (Address of principal                  (Postal Code)
               executive offices)

       Registrant's telephone number, including area code: (613) 592-0200

                                350 Legget Drive
                         Kanata, Ontario, Canada K2K 2W7

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

                  On June 7, 2001, Mitel Corporation (currently operating as Zarlink Semiconductor) announced that its Board of Directors had authorized the continuation of its normal course issuer bid program to repurchase up to 6,308,907 common shares, representing five percent of the 126,178,148 common shares of the Company issued and outstanding on May 28, 2001. These purchases are expected to take place on the open market through the stock exchanges of New York and Toronto over a twelve-month period beginning on June 9, 2001 and ending on June 8, 2002, or on such earlier date as the Company may complete its purchases pursuant to the notice of intention to make a normal course issuer bid filed with The Toronto Stock Exchange. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  Exhibits:

                  99.1  Press Release dated June 7, 2001

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MITEL CORPORATION
                                             -----------------
                                             (Registrant)

Date June 22, 2001                           Jean-Jacques Carrier
                                             --------------------
                                             Jean-Jacques Carrier
                                             Senior Vice President of Finance
                                             and Chief Financial Officer

                                  EXHIBIT 99.1

Press Release:

Mitel Corporation Continues Common Shares Purchase Program

OTTAWA, CANADA, June 7, 2001 - Currently operating as Zarlink Semiconductor, Mitel Corporation (NYSE,TSE: MLT) today announced that its Board of Directors has authorized the continuation of its normal course issuer bid program to purchase up to 6,308,907 common shares, representing 5% of the approximately 126,178,148 issued and outstanding common shares of the company as of May 28, 2001.

      These purchases are expected to occur on the open market through the stock exchanges in New York and Toronto. The program begins June 9, 2001 and ends June 8, 2002, or on such earlier date as the company may complete its purchases pursuant to the notice of intention to make a normal course issuer bid filed with the Toronto Stock Exchange (TSE).

      From June 9, 2000 to June 5, 2001 the company did not purchase any common shares under its normal course issuer bid program. During this period, the company was implementing significant strategic business change by selling its communications systems division and creating a focused semiconductor enterprise. However, during the period June 9, 1999 to June 8, 2000, the company purchased and cancelled 3,383,800 common shares acquired in the open market at an average price of $10.07 per common share.

      "The continuation of the normal course issuer bid program reflects our confidence that the purchase of our common shares is a sound investment for our corporate funds and supports the company's commitment to increase shareholder value," said Patrick J.

Brockett, president and CEO, Mitel Corporation.

      The company intends to cancel all common shares purchased under the program and believes that at present no company director, senior officer or insider intends to sell any common shares under this share purchase program.

About the Company

      Zarlink employs its formidable analog, digital and mixed-signal capabilities to offer the most compelling products for wired, wireless and optical connectivity markets and ultra low power medical applications. Zarlink is trading as Mitel Corporation on the New York and Toronto stock exchanges under the ticker symbol "MLT" until the new legal name of the company - Zarlink Semiconductor Inc. - is approved by shareholders. For more information, visit www.zarlink.com

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

                                     - 30 -

For further information:

Jacques Guerette                                     Mike McGinn
Corporate Communications                             Investor Relations
613 592-0200                                         613 592-0200